1 AMENDMENT TO CUSTODIAN AGREEMENT THIS AMENDMENT TO THE CUSTODIAN AGREEMENT (this “Amendment”) is made as of ____________ __, 2024 (the “Effective Date”) by and between BROWN BROTHERS HARRIMAN & CO., (“BBH” or the “Custodian”), and GLOBAL X MANAGEMENT COMPANY LLC (“GXMC”). All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. WHEREAS, pursuant to a Custodian Agreement between GXMC and BBH, dated October 20, 2008, as amended (the “Agreement”), BBH has been appointed as custodian for the Global X Funds (the “Trust”) in accordance with the terms and conditions set forth in the Agreement; WHEREAS, GXMC serves as investment advisor and administrator to the Trust, and in such capacity has been authorized to engage third parties to provide certain services to the Trust and its series (each a “Fund” and collectively, the “Funds”); and WHEREAS, the parties desire to restore to Schedule A certain funds that had been removed in anticipation of being transferred to another custodian; and WHEREAS, in accordance with Section 13.4 of the Agreement, BBH and GXMC desire to amend the Agreement as set forth herein; NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, each of BBH and GXMC hereby agree as follows: 1. BBH and GXMC agree that the following funds which were previously removed by amendment made as of October 18, 2023, shall be restored, ab initio, and solely with respect to said funds, the amendment removing them shall be void and of no effect. Global X Autonomous & Electric Vehicles ETF Global X Dow 30 Covered Call ETF Global X Lithium and Battery Tech ETF Global X MSCI Nigeria ETF Global X NASDAQ 100 Collar 95 110 ETF Global X Nasdaq 100 Covered Call ETF Global X Robotics & Artificial Intelligence ETF Global X Russell 2000 Covered Call ETF Global X S&P 500 Collar 95 110 ETF Global X S&P 500 Covered Call ETF Global X Uranium ETF Accordingly, Schedule A to the Agreement is hereby deleted in its entirety and the Schedule A attached hereto shall be attached to the Agreement in its place. 2. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof. 3. This Amendment together with the Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions. February 5

2 4. This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment. 5. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement. IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to the Agreement effective as of the date first above written. BROWN BROTHERS HARRIMAN & CO. GLOBAL X MANAGEMENT COMPANY LLC By: __________________________________ Name: Title: Date: By: __________________________________ Name: Title: Date: Susan Lively General Counsel February 5, 2024 Hugh Bolton Principal 5 February 2024

EXECUTION COPY 3 SCHEDULE A TO THE CUSTODIAN AGREEMENT BETWEEN GLOBAL X MANAGEMENT COMPANY, LLC and BROWN BROTHERS HARRIMAN & CO. Dated as of October 20, 2008 Updated January __, 2024 The following is a list of Funds/series for which BBH shall serve under the Agreement: Global X Adaptive U.S. Factor ETF Global X Adaptive U.S. Risk Management ETF Global X Alternative Income ETF Global X Autonomous & Electric Vehicles ETF Global X Bitcoin Trend Strategy ETF- Launching on or around 2/8/2024 Global X China Biotech Innovation ETF- Liquidating on or around 2/23/2024 Global X Cloud Computing ETF Global X Conscious Companies ETF Global X Dow 30 Covered Call ETF Global X Guru® Index ETF Global X Health & Wellness ETF- Liquidating on or around 2/23/2024 Global X Lithium and Battery Tech ETF Global X Millennial Consumer ETF Global X MLP & Energy Infrastructure ETF Global X MLP ETF Global X MSCI Nigeria ETF- Pending liquidation Global X NASDAQ 100 Collar 95 110 ETF Global X Nasdaq 100 Covered Call ETF Global X Robotics & Artificial Intelligence ETF Global X Russell 2000 Covered Call ETF Global X S&P 500 Collar 95 110 ETF Global X S&P 500 Covered Call ETF Global X S&P 500® Quality Dividend ETF Global X S&P 500® Catholic Values ETF Global X SuperIncome™ Preferred ETF Global X Telemedicine & Digital Health ETF Global X Uranium ETF Global X U.S. Infrastructure Development ETF

EXECUTION COPY 4 Global X U.S. Preferred ETF Global X Variable Rate Preferred ETF